EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
OF QUARTERLY REPORT ON FORM 10 - QSB
OF SIONIX CORPORATION
FOR THE PERIOD ENDED JUNE 30, 2007

The undersigned is the Chief Financial Officer of Sionix Corporation (the "Company"). This certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification accompanies the Quarterly Report on Form 10-QSB of the Company for the period ended June 30, 2007 (the "Report").

I, Robert E. McCray, certify that:

(i)    the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is executed as of August 14, 2007

/s/ Robert E. McCray
Robert E. McCray, Chief Financial Officer